AMENDMENT NO. 2 TO INVESTMENT MANAGEMENT AGREEMENT


         Amendment No. 2 to the Investment Management Agreement dated May __, 1999, between Pilgrim Mutual Funds, a Delaware business trust (the "Fund"), and Pilgrim Investments, Inc., a Delaware corporation (the "Manager").

         Pursuant to the terms of the Agreement, Schedule A of the Agreement is hereby amended and restated to include the following information concerning the investment advisory fees of a new series, the Pilgrim Money Market Fund:

SERIES                                  ANNUAL INVESTMENT MANAGEMENT FEE
------                                  --------------------------------
Pilgrim Money Market Fund               0.50% of the Series' average net assets
                                        if substantially all assets are invested in another investment company, 0.00% if the Series does not invest substantially all of its assets in another investment company


PILGRIM MUTUAL FUNDS

By
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Title
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PILGRIM INVESTMENTS, INC.

By
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Title
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Dated: July 1, 1999